Exhibit No. 99.1

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, 16th floor

New York, NY 10005

Notice of CONDITIONAL FULL Redemption

Corporate Asset Backed Corporation, CABCO Series 2004-102 Trust (SBC Communications Inc.)

$25 Par ($32,500,000 principal amount) Collared Floating Rate Callable Certificates due June 15, 2034

CUSIP No. 12679R204* (NYSE: GYC)

Please distribute to all beneficial owners.

NOTICE IS HEREBY GIVEN, pursuant to the terms of the Trust Agreement dated as of December 15, 2004, between Corporate Asset Backed Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee, (the “Trust Agreement”) in respect of the CABCO Series 2004-102 Trust (SBC Communications Inc.) (the “Trust”) that the Call Option Holder has exercised its rights to purchase all of the above referenced and outstanding certificates (the “Called Certificates”) on February 16, 2021 (the “Call Date” and “Redemption Date”) at the Call Price and effect an exchange for the $32,500,000 SBC Communications Inc. 6.450% Global Notes due 6/15/2034 CUSIP 78387GAM5* Underlying Securities of the Trust.

THE EXERCISE OF THE CALL OPTIONS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE CALL PRICE WITH RESPECT TO SUCH EXERCISE ON THE REDEMPTION DATE. THERE CAN BE NO ASSURANCE THAT THE CALL OPTIONS WILL IN FACT BE EXERCISED ON THE REDEMPTION DATE.

If the Trustee receives the Call Price by 10:00 a.m. (New York City time) on the Redemption Date, then the Called Certificates issued by the Trust will be redeemed in full on the Redemption Date at a price of $25 principal plus $0.14218750 accrued interest to the Redemption Date per Certificate. The total payment on the Called Certificates will be $32,684,843.75 consisting of $32,500,000.00 principal and $184,843.75 accrued interest on the Certificates (the “Redemption Amount”). No interest will accrue on the Called Certificates after the Redemption Date. After giving effect to the redemption of Called Certificates and Call Option exercise, none of the Called Certificates and Call Options will remain outstanding and their amounts will be reduced to zero. If the Trustee does not receive the Call Price, then (i) the Called Certificates issued by the Trust will continue to accrue interest as if no exercise notice had been given and (ii) the Call Option holder(s) may elect to deliver a conditional notice of exercise in the future.

The Certificates are issued in Book Entry Form only at DTC; Payment of the Redemption Amount will be made only through DTC’s Participants. Pursuant to the terms of the Trust Agreement and as further described in the provisions of the Prospectus Supplement dated December 7, 2004 with respect to the CABCO Series 2004-102 Trust (SBC Communications Inc.) Certificates, the Certificates are issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its Participants. The Certificates are represented by a certificate registered in the name of the nominee of DTC, which is currently CEDE & Co. All references to actions by certificate holders with respect to the Certificates shall refer to actions taken by DTC upon instructions from its Participants.

Interest on the principal or notional amount of Called Certificates designated to be redeemed shall cease to accrue on and after the Redemption Date. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement. Holders with questions may contact Bondholder Services at (800) 934-6802.

IMPORTANT NOTICE

Under the Jobs and Growth Tax Relief Reconciliation Act of 2003, federal backup withholding tax will be withheld at the applicable backup withholding rate in effect at the time the payment is made if the tax identification number is not properly certified. Holders should furnish a properly completed Form W-9 or exemption certificate or equivalent to the institution through which their Certificates are held.

*U.S. Bank shall not be held responsible for the selection or the use of the CUSIP number, nor is any representation made as to its correctness indicated in the Redemption Notice. It is included solely for the convenience of the Holders.

U.S. Bank Trust National Association, as Trustee

February 1, 2021